EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Anthony Sfarra, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the BANK 2020-BNK25 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Trimont LLC, as General Master Servicer on and after March 1, 2025, National Cooperative Bank, N.A., as NCB Master Servicer, CWCapital Asset Management LLC as General Special Servicer, National Cooperative Bank, N.A., as NCB Special Servicer, Wilmington Trust, National Association, as Trustee, Pentalpha Surveillance LLC, as Operating Advisor, CoreLogic Solutions, LLC., as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Trimont LLC, as Primary Servicer for the Park Tower at Transbay Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Park Tower at Transbay Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Park Tower at Transbay Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Park Tower at Transbay Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Park Tower at Transbay Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Park Tower at Transbay Mortgage Loan, Trimont LLC, as Primary Servicer for the Jackson Park Mortgage Loan on and after March 1, 2025, Situs Holdings, LLC, as Special Servicer for the Jackson Park Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Jackson Park Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for the Jackson Park Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Jackson Park Mortgage Loan, KeyBank National Association, as Primary Servicer for the Parklawn Building Mortgage Loan, Trimont LLC, as Primary Servicer for the Parklawn Building Mortgage Loan on and after March 1, 2025, LNR Partners, LLC, as Special Servicer for the Parklawn Building Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Parklawn Building Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Parklawn Building Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Parklawn Building Mortgage Loan, Trimont LLC, as Primary Servicer for the Sacramento Office Portfolio Mortgage Loan on and after March 1, 2025, KeyBank National Association, as Special Servicer for the Sacramento Office Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Sacramento Office Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Sacramento Office Portfolio Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for the Sacramento Office Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Sacramento Office Portfolio Mortgage Loan, KeyBank National Association, as Primary Servicer for the Bellagio Hotel and Casino Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the Bellagio Hotel and Casino Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Bellagio Hotel and Casino Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Bellagio Hotel and Casino Mortgage Loan, Trimont LLC, as Primary Servicer for the 55 Hudson Yards Mortgage Loan on and after March 1, 2025, CWCapital Asset Management LLC, as Special Servicer for the 55 Hudson Yards Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 55 Hudson Yards Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the 55 Hudson Yards Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 55 Hudson Yards Mortgage Loan, Trimont LLC, as Primary Servicer for the 1412 Broadway Mortgage Loan on and after March 1, 2025, LNR Partners, LLC, as Special Servicer for the 1412 Broadway Mortgage Loan, Wilmington Trust, National Association, as Trustee for the 1412 Broadway Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 1412 Broadway Mortgage Loan, CoreLogic Solutions, LLC., as Servicing Function Participant for the 1412 Broadway Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 1412 Broadway Mortgage Loan, Trimont LLC, as Primary Servicer for the Chroma Apartments Mortgage Loan on and after March 1, 2025, Rialto Capital Advisors, LLC, as Special Servicer for the Chroma Apartments Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Chroma Apartments Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Chroma Apartments Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Chroma Apartments Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Chroma Apartments Mortgage Loan, KeyBank National Association, as Primary Servicer for the 1633 Broadway Mortgage Loan, Situs Holdings, LLC, as Special Servicer for the 1633 Broadway Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 1633 Broadway Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 1633 Broadway Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 560 Mission Street Mortgage Loan, Argentic Services Company LP, as Special Servicer for the 560 Mission Street Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the 560 Mission Street Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 560 Mission Street Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Kings Plaza Mortgage Loan, K-Star Asset Management LLC, as Special Servicer for the Kings Plaza Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Kings Plaza Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Kings Plaza Mortgage Loan.

Dated: March 18, 2026

/s/ Anthony Sfarra

Anthony Sfarra

President

(senior officer in charge of securitization of the depositor)